2005 STOCK OPTION PLAN
FOR
EUROBANCSHARES, INC.

Section 1.  Purpose. The purpose of this 2005 STOCK OPTION PLAN FOR EUROBANCSHARES, INC. is to advance the interests of EuroBancshares, Inc., a Puerto Rico corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company.

Section 2.  Definitions. As used herein, the following terms shall have the meanings indicated:

(a)  “Administrator” shall mean, the persons described in Section 12 which are authorized to administer the Plan at the time of reference.

(b)  “Available Shares” shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Administrator may grant an Option, all of which Available Shares shall be held in the Company’s treasury or shall be made available from authorized and unissued Shares.

(c)  “Bank” shall mean Eurobank, a commercial bank organized under the laws of the Commonwealth of Puerto Rico.

(d)  “Board” shall mean the Board of Directors of the Company.

(e)  “Company” shall mean EuroBancshares, Inc., a Puerto Rico corporation.

(f)  “Cause” shall mean the occurrence of any of the following events:

(i)  The determination by the Board in the exercise of its reasonable judgment, after consultation with its legal counsel, that an Optionee has committed an act or acts constituting (i) a felony or other crime, whether a felony or a misdemeanor, involving moral turpitude, dishonesty or theft, (ii) dishonesty or disloyalty with respect to the Company, or (iii) fraud;

(ii)  The determination by the Board in the exercise of its reasonable judgment, after consultation with its legal counsel, that an Optionee of the Company has committed a breach or violation of his or her employment agreement with the Company (if any), and fails to cure such breach or violation within the time specified in such employment agreement;

(iii)  The determination by the Board, after consultation with its legal counsel, that an Optionee has engaged in gross misconduct in the course and scope of his employment or service with the Company including indecency, immorality, gross insubordination, dishonesty, unlawful harassment or discrimination, or use of illegal drugs; or

(iv)  In the event an Optionee is prohibited from engaging in the business of banking by any governmental regulatory agency having jurisdiction over the Company.

For the purpose of this Plan, no act, or failure to act, on the part of the Optionee shall be deemed “intentional” unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank or the Company. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for “Cause” hereunder unless and until there shall have been delivered to the Optionee a copy of a resolution duly adopted by the affirmative vote of a majority of the Board then in office (with the Optionee abstaining if a member thereof) at a meeting of the Board called and held for such purpose (after at least ten (10) days notice to the Optionee and an opportunity for the Optionee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Optionee had committed an act set forth above and specifying the particulars thereof in detail. The number of votes needed to constitute a majority shall be determined based on the total number of members of the Board then serving, including any abstaining member. Nothing herein shall limit the right of the Optionee or his beneficiary to contest the validity or propriety of any such determination.

(g)  “Change in Control” shall mean:

(i)  a dissolution or liquidation of the Company or the Bank;

(ii)  a merger or consolidation (other than a merger effecting a re-incorporation of the Bank or the Company in another state or territory or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Bank or the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Bank or the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Bank or the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Bank or the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board may at any time prior to such a merger or consolidation provide by resolution that there has been no Change in Control and that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of such parent immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the transaction); or

(iii)  a transaction in which any person or entity (other than a shareholder of the Bank or the Company on the date of the Option Agreement) becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Bank or the Company (provided, however, that the Board may at any time prior to such transaction provide by resolution that there has been no Change in Control and that this Section (f)(iii) shall not apply if such acquiring person is a corporation and a majority of the Board of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power).

(h)  “Date of Exercise” shall mean the later of: (i) the date on which the Company has received written notice of the exercise, in whole or in part, of the Option, and (ii) the date on which full payment of (A) the aggregate Exercise Price of the Option Shares being acquired, and (B) applicable tax withholding, has been made.

(i)  “Date of Grant” shall mean the date on which the Administrator takes formal action to grant an Option, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Option, and by the Administrator providing the Optionee with an Option Agreement.

(j)  “Director” shall mean a member of the Board.

(k)  “Eligible Person(s)” shall mean those persons who are Employees or Directors of the Company, a Related Corporation or the Bank. In addition, but only with respect to Nonstatutory Options, the term “Eligible Person(s)” shall include Consultants. For purposes of this Plan, “Consultants” refers to persons engaged to provide services to the Company or the Bank as independent contractors whether or not such engagement is pursuant to a written agreement.

(l)  “Employee(s)” shall mean those persons who are employees of the Company, a Related Corporation, or the Bank, as determined under the Code.

(m)  “Fair Market Value” shall mean:

(i)  If Shares of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question;

(ii)  If Shares of the same class are not listed or admitted to unlisted trading privileges as provided in Section (m)(i) and sales prices for such shares in the over-the-counter market are reported by the National Association of Securities Dealers, Incorporated Automated Quotations, Incorporated (“NASDAQ”) National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question;

(iii)  If Shares of the same class are not listed or admitted to unlisted trading privileges as provided in Section (m)(i) and sales prices for such shares are not reported by the NASDAQ National Market System as provided in Section (m)(ii), and bid and asked prices therefor in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated or the OTC Bulletin Board) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; or

(iv)  If Shares of the same class are not listed or admitted to unlisted trading privileges as provided in Section (m)(i) and sales prices or bid and asked prices for such shares are not reported by NASDAQ (or the National Quotation Bureau Incorporated or the OTC Bulletin Board) as provided in Section (m)(ii) or Section (m)(iii) at the date of determining the Fair Market Value, the value determined in good faith by the Board; provided, however, that with respect to Incentive Options, in no event shall the value be less than the book value per share determined according to the financial statements of the Company for the taxable year immediately prior to the date such Incentive Options are granted.

(n)  “Internal Revenue Code” or “Code” shall mean the Puerto Rico Internal Revenue Code of 1994, as it now exists or may be amended from time to time.

(o)  “Incentive Option” shall mean Options that are intended to satisfy the requirements of Section 1046 of the Code.

(p)  “Nonstatutory Option” shall mean Options that are not intended to satisfy the requirements of Section 1046 of the Code.

(q)  “Option” shall, unless otherwise specifically noted, mean any stock option granted under this Plan, which Option shall refer to a right to purchase Shares, granted pursuant to the Plan.

(r)  “Option Agreement” shall mean an agreement between an Optionee and the Company containing the terms and conditions of the Option.

(s)  “Option Shares” shall mean Shares subject to the Option of reference at the time of reference.

(t)  “Optionee” shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan by reason of the death of a natural person to whom an Option is granted under this Plan.

(u)  “Owner” shall mean the person (including, without limitation, the Optionee) who owns the Purchased Shares at the time of reference.

(v)  “Plan” shall mean this 2005 Stock Option Plan for EuroBancshares, Inc.

(w)  “Purchased Shares” shall mean Shares which have been acquired through the exercise of the Option.

(x)  “Related Corporation” shall mean either:

(i)  any corporation in an unbroken chain of corporations ending with the employer corporation if, on the Date of Grant, each of the corporations other than the employer corporation owns stock possessing eighty percent (80%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; or

(ii)  any corporation in an unbroken chain of corporations beginning with the employer corporation if, at the Date of Grant, each of the corporations other than the last corporation in the chain owns stock possessing eighty percent (80%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(y)   “Separation” or “Separates” shall mean the date on which Optionee ceases to have an employment relationship with the Company or the Bank for any reason, including death or disability; provided, however, a Separation will not be considered to have occurred while an Employee is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Employee’s right to reemployment with the Company is guaranteed either by statute or by contract.

(z)  “Share(s)” shall mean a share or shares of the common stock of the Company, and, following a Change in Control, without limitation, shall include and refer to the number and class of securities that would have been issuable to an Optionee in consummation of such Change in Control had such Optionee’s Option been exercised immediately prior to such Change in Control.

(aa)  “Spread” shall mean the excess of: (i) the fair market value (for federal income tax reporting purposes, as determined by the Administrator in its sole discretion) on the Date of Exercise of the Shares acquired, over (ii) the Exercise Price of the Shares acquired.

(bb)  “US Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(cc)  “Vested, Vesting, Unvested” and similar references, shall mean the number of Option Shares which have Vested, become nonforfeitable, and are exercisable under the terms of the Plan or the Option Agreement, or both, at the time of reference.

Section 3.  Available Shares.

(a)  As of the Effective Date, 700,000 Shares shall automatically, and without further action, become Available Shares to be granted as Options. Of this total Available Shares, 440,000 Shares are specifically set aside for the purpose of granting Incentive Options under the Plan. To the extent any Option shall terminate, expire or be canceled, (including, without limitation, a cancellation described in Section 3(b)), the Available Shares subject to such Option shall remain Available Shares.

(b)  Without limitation, the Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options of such Optionee and to grant, in substitution, to such Optionee new Options covering the same or different number of Shares; provided, however, that substituted Incentive Options shall comply with the requirements of Section 4(e) and Section 4(f) and the requirements of Code Section 1046.

Section 4.  Conditions for Grant of Options.

(a)  Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Administrator, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Administrator from Eligible Persons; provided, however, that only Employees or Directors of the Company, a Related Corporation or the Bank may receive grants of Incentive Options under the Plan. If an Optionee receives both Incentive Options and Nonstatutory Options, a separate Option Agreement shall be issued for each type of Option granted. Each Option Agreement relating to an Incentive Option granted under this Plan shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Option Agreement relates to constitute a qualified stock option, as defined in Section 1046 of the Code. If this Plan or any Option Agreement does not contain any provision required to be included herein under Section 1046 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, however, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of this Plan and any Option Agreement.

(b)  In granting Options, the Administrator shall take into consideration the contribution the person has made or may make to the success of the Company and the Bank and such other factors as the Administrator shall determine. The Administrator shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Administrator may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Administrator or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c)  The Administrator in its sole discretion shall determine in each case whether periods of military or governmental service shall constitute a continuation of employment for the purposes of this Plan or any Option.

(d)  Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continuance of employment by the Company or the Bank; provided, further, that nothing herein shall be deemed to limit the ability of the Company or the Bank to enter into any other compensation arrangement(s) with any Eligible Person.

(e)  Notwithstanding any other provision herein contained, no Optionee may receive an Incentive Option under the Plan if such Optionee, on the Date of Grant, owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of Shares, unless the Exercise Price for such Incentive Option is at least one hundred ten percent (110%) of the Fair Market Value of the Shares on the Date of Grant, and such Incentive Option is not exercisable after the date five (5) years from the Date of Grant.

(f)  The aggregate Fair Market Value (determined with respect to each Incentive Option as of the Date of Grant) of the Option Shares with respect to which Incentive Options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company, or any other related employer shall not exceed $100,000.

Section 5.  Exercise Price. Subject to Section 4(e), the Exercise Price per Share of an Option shall be one hundred percent (100%) of the Fair Market Value of the shares at the Date of Grant.

Section 6.  Payment of Exercise Price and Withholding. The Exercise Price of any Option Shares, and the amount that the Administrator determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements, shall be paid solely in cash, by certified or cashier’s check, by money order or wire transfer a wire transfer of immediately available funds; provided, however, that the Administrator, in its sole discretion, may accept a personal check in full or partial payment of the Exercise Price and withholding; provided, further, that to the extent, if any, expressly permitted by the terms of the Option Agreement, and not to any greater extent, the Exercise Price, or the withholding, or both, may be paid by the surrender of Shares, including Vested but unexercised Option Shares and Purchased Shares. If either (or both) the Exercise Price or the withholding is paid with Shares, including Vested but unexercised Option Shares and Purchased Shares, the amount of such payment will be equal to the Fair Market Value of the Shares, Option Shares, or Purchased Shares surrendered; provided, however, that the Optionee must indicate his or her intention to surrender a certain number, or dollar value, of Shares, Option Shares, or Purchased Shares in payment of the Exercise Price, or withholding, or both, in his or her required written notice of exercise.

Section 7.  Exercisability of Options.

(a)  Any Option shall become exercisable in such amounts and at such intervals as the Administrator shall provide in any Option Agreement, except as otherwise provided in this Section 7, provided in each case that the Option has not expired on the Date of Exercise.

(b)  The expiration date of an Option shall be determined by the Administrator at the Date of Grant, but in no event shall an Incentive Option be exercisable after the expiration of ten (10) years from the Date of Grant (subject to Section 4(e)).

(c)  Without limitation, the Administrator may in its sole discretion accelerate the date on which any Shares shall become Vested, including that, subject to the Administrator’s right under Section 8(b), all Unvested Options may, as set forth in the Option Agreement, become Vested and fully exercisable upon a Change in Control of the Company.

(d)  Notwithstanding any provisions hereof to the contrary, if any Option is accelerated under Subsection 7(c), the portion of such Option that may be exercised to acquire Shares that the Optionee would not be entitled to acquire but for such acceleration, or the Unvested Shares which become Vested (the “Acceleration Shares”), is limited to that number of Acceleration Shares that can be acquired without causing the Optionee to have an “excess parachute payment” as determined under Section 280G of the US Code, determined by the Administrator, in its sole discretion, by taking into account all of the Optionee’s “parachute payments” determined under Section 280G of the US Code. If as a result of this Subsection 7(d), the Optionee may not acquire all of the Acceleration Shares, then the Acceleration Shares that the Optionee may acquire shall be the Unvested Shares whose date of Vesting is nearest the date of acceleration, it being the intent hereof to accelerate the maximum number of Unvested Option Shares which may be accelerated without causing Optionee to have an excess parachute payment.

Section 8.  Termination of Option Period.

(a)  Unless otherwise provided in the Option Agreement, the unexercised portion of such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)  the ninetieth (90th) day after the date on which Optionee Separates, other than Separation for Cause;

(ii)  the date on which the Optionee Separates, if the Administrator, in its sole discretion, determines that such Separation is, or was, for Cause;

(iii)  the tenth (10th) anniversary of the Date of Grant of the Incentive Option; or

(iv)  one (1) year after the date on which the Optionee Separates, if the Administrator, in its sole discretion, determines that such Separation is, or was, for reason of disability.

Without limitation, the Administrator, in its sole discretion, may extend the date on which, absent such extension, an Option would terminate, but not beyond the date specified in Subsection (8)(a)(iii).

(b)  Except to the extent expressly provided to the contrary in the Option Agreement, the Administrator, in its sole discretion may, by giving written notice (a “Cancellation Notice”), cancel, effective upon the date of the consummation of any Change in Control, all or any of the Vested portion of such Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the Change in Control, and may be condition on the actual occurrence of the Change in Control.

Section 9.  Adjustment of Shares Subject to Option.

(a)  If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then in such event:

(i)  appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii)  appropriate adjustment shall be made in the number of Shares and the Exercise Price thereof, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate Exercise Price.

(b)  The Administrator may change the terms of Options outstanding under this Plan, with respect to the Exercise Price or the number of Option Shares, or both, when, in the Administrator’s sole discretion, such adjustments become appropriate by reason of any corporate transaction and, without limitation, following a Change in Control: (i) the Option Shares assumed shall be appropriately adjusted, immediately after such Change in Control, to continue to be Option Shares as defined herein, and (ii) there shall be an appropriate adjustment in the Exercise Price so that the Shares shall remain subject to purchase at the same aggregate Exercise Price; provided, however, that no adjustments shall be made to Incentive Options unless: (x) the excess of the aggregate Fair Market Value of the Option Shares immediately after such adjustment over the aggregate Exercise Price of the Incentive Option is not more than the excess of the Fair Market Value of all Options Shares immediately before the adjustment over the aggregate Exercise Price of the Incentive Options; and (y) the new or adjusted Incentive Options do not give the Optionee additional benefits that the Optionee did not have prior to adjustment.

(c)  Subject to the terms and conditions of, and within the limitations of, the Plan, the Board of Directors may modify, extend, or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute Options (to the extent not previously exercised). Except as provided in Section 9(b), no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan to such Optionee under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 1046 of the Code.

(d)  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Available Shares or the number of or Exercise Price of Option Shares.

(e)  Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10.  Transferability of Options and Shares. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

Section 11.  Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Option Shares unless and until certificates representing such Option Shares shall have been issued and delivered to such person. In the event that an Optionee exercises both an Incentive Option, or portion of one, and a Nonstatutory Stock Option, or a portion of one, separate certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonstatutory Stock Option. As a condition of any transfer of the certificate of Purchased Shares, the Administrator may obtain such other agreements or undertakings, if any, as the Administrator may deem necessary or advisable to assure compliance with any provision of the Plan, the Option Agreement or any law or regulation including, but not limited to, the following:

(a)  A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that the Optionee is acquiring the Purchased Shares to be issued to the Optionee for investment and not with a view to, or for sale in connection with, the distribution of any such Purchased Shares; and

(b)  A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Administrator, necessary or appropriate to comply with the provisions of any securities laws deemed by the Administrator to be applicable to the issuance of the Shares and are endorsed upon the Purchased Share certificates.

Section 12.  Administration of the Plan.

(a)  The Plan shall be administered by the Administrator, which shall be the Board except to the extent (if any) that the Board has delegated some or all of its authority to a one or more officers or Directors, or both, in which event, other than the power to appoint the Administrator, and as otherwise limited by the Board, in writing, in the document delegating such its authority, such selected persons shall function as the Administrator for all purposes hereof. In the event that the Shares are registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Act”), the Board shall appoint a committee that will serve as the Administrator which is to be comprised of at least three (3) persons, all of which shall be “outside directors,” such that the Plan, in all applicable respects, and transactions related to the Plan, will qualify for the exemptions from Section 16(b) of the Act provided by Rule 16b-3. “Outside director” shall mean a number of the Board who qualifies as an “outside director” under the regulations promulgated under Section 162 of the US Code and as a “non-employee director” under Rule 16b-3 promulgated under the Act.

(b)  The Administrator, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive.

(c)  Any and all decision or determinations of the Administrator shall be made either: (i) by a majority vote of the members of the Administrator at a meeting; or (ii) without a meeting by the written approval of a majority of the members of the Administrator.

(d)  Subject to the express provisions of this Plan, the Administrator shall have the authority, in its sole and absolute discretion: (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Options; (ii) as provided in Section 9(a) and (b), upon certain events to make appropriate adjustments to the Exercise Price and number of Option Shares; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Administrator deems appropriate. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Administrator shall have full discretion to make all determinations on the matters referred to in this Section 12(d), and such determinations shall be final, binding and conclusive.

Section 13.  Government Regulations. This Plan, Options and the obligations of the Company to sell and deliver Purchased Shares, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required; including, without limitation, compliance with 12 U.S.C. § 1828(k) and regulations promulgated thereunder.

Section 14.  Miscellaneous.

(a)  The proceeds received by the Company from the sale of Option Shares shall be used for general corporate purposes.

(b)  The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to Optionee’s position or agency with the Company.

(c)  The members of the Board and the Administrator (if not the Board) shall not be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Administrator shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may from time to time be in effect.

(d)  Any issuance or transfer of Purchased Shares to an Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Plan or the applicable Option Agreement, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Administrator may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

(e)  Neither the Board, the Administrator, nor the Company guarantees Shares from loss or depreciation.

(f)  All expenses incident to the administration, termination, or protection of this Plan or any Option Agreement, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Plan or any Option Agreement.

(g)  Records of the Company shall be conclusive for all purposes under this Plan or any Option, unless determined by the Administrator to be incorrect.

(h)  The Company shall, upon request or as may be specifically required under this Plan or any Option Agreement, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Administrator to perform its duties and functions under this Plan or any Option Agreement.

(i)  The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Administrator.

(j)  Any action required of the Company relating to this Plan or any Option shall be by resolution of its Administrator or by a person authorized to act by written delegation of the Administrator.

(k)  If any provision of this Plan, or any Option Agreement, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option Agreement, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option Agreement, as applicable.

(l)  Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this Section 14(l), or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Section 14(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Optionee shall be deemed to have specified as its and his address for receiving notices, as to the Company, its principal executive offices in San Juan, Puerto Rico, and, as to this Optionee, the most current address of the Optionee set forth in the Company’s employment records.

(m)  Any person entitled to notice under this Plan may waive such notice.

(n)  This Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees upon the Company, its successors, and assigns, and upon the Board and its successors.

(o)  The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan’s provisions.

(p)  All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the Commonwealth of Puerto Rico to the maximum extent permitted under applicable law.

(q)  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

(r)  Without limitation, the amount received by an Optionee as a result of the exercise of the Option shall not constitute compensation with respect to which any other employee benefits of the Company are determined, including, again without limitation, benefits under any bonus, pension, profit-sharing, retirement, life insurance, severance, or salary continuation plan.

Section 15.  Amendment and Discontinuation of the Plan. The Board may from time to time amend the Plan, and the Administrator may amend any Option Agreement; provided, however, that subject to changes in law or other legal requirements that would permit otherwise, or except to the extent provided in Section 8 and Section 9, no such amendment may substantially impair any Option previously granted to any Optionee without the consent of such Optionee; provided further, that, as applied to Incentive Options and absent shareholder approval, no amendment to the Plan shall change the class of Employees that constitute Eligible Persons nor shall any amendment alter the amount of Available Shares with respect to Incentive Options.

Section 16.  Effective Date and Termination Date. This Plan shall become effective on the later of the date that the Plan is approved by shareholders of the Company, or the date the Plan is approved by the Board of Directors of the Company (provided that the shareholders of the Company have previously approved this Plan). The Plan shall automatically terminate on the tenth (10th) anniversary of the effective date, unless terminated sooner; provided, however, that subject to Section 8(a)(iii), the termination of the Plan shall not terminate or have any other effect on any outstanding and unexercised Options.

[Signature Page Follows]

Executed this 12th day of May 2005.

EUROBANCSHARES, INC.

By:	/s/
Rafael Arrillaga-Torréns, Jr. President and Chief Executive Officer